Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Number 333‑212753 on Form S‑8
(2)	Registration Statement Number 333‑196497 on Form S‑8
(3)	Registration Statement Number 333‑174315 on Form S‑8
(4)	Registration Statement Number 333‑174314 on Form S‑8
(5)	Registration Statement Number 333‑333‑151059 on Form S‑8
(6)	Registration Statement Number 333‑141056 on Form S‑8
(7)	Registration Statement Number 333‑134202 on Form S‑8
(8)	Registration Statement Number 333‑134201 on Form S‑8
(9)	Registration Statement Number 333‑134199 on Form S‑8

of our reports dated February 24, 2017, with respect to the consolidated financial statements and schedule of Magellan Health, Inc., and the effectiveness of internal control over financial reporting of Magellan Health, Inc., included in this Annual Report (Form 10‑K) of Magellan Health, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Baltimore, Maryland

February 24, 2017